Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Vinci Compass Investments Ltd.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Other	Class A Common Shares, par value US$0.00005 per share, to be issued pursuant to the Registrant's 2026 Stock Option Plan	(1)	Other	1,500,000	$13.13	$19,695,000.00	0.0001381	$2,719.88
Other	Class A Common Shares, par value US$0.00005 per share, to be issued pursuant to the Registrant's 2026 Restricted Share Unit Award Plan	(2)	Other	205,000	$12.67	$2,597,350.00	0.0001381	$358.69

Total Offering Amounts:						$22,292,350.00		3,078.57
Total Fee Offsets:								0.00
Net Fee Due:								$3,078.57

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Offering Note(s)

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers Class A common shares, par value US$0.00005 per share (“Class A Common Shares”) of Vinci Compass Investments Ltd. (the “Company” or “Registrant”) (i) authorized for issuance under the Vinci Partners Investments Ltd. 2026 Stock Option Plan (the “SOP”), (ii) authorized for issuance under the Vinci Partners Investments Ltd. 2026 Restricted Share Unit Award Plan (the “RSU Plan”) and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Class A Common Shares that may become issuable under the SOP or the RSU Plan by reason of any stock dividend, stock split, or other similar transaction.

Rounded up to the nearest cent.

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $13.13 per share (rounded up to the nearest cent) as of the date of this Registration Statement. In accordance with the terms of the SOP, the per share exercise price is based on the average price of the ten trading days prior to the approval of the SOP by the board of directors of the Company.
(2)	Rounded up to the nearest cent.

Calculated solely for the purpose of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Shares as reported on the Nasdaq Global Select Market on January 26, 2026.

There are no fee offsets.